SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WORLD WRESTLING
ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

1241 East Main Street
Stamford, Connecticut 06902

To our Stockholders:	March 31, 2008

     You are invited to attend the 2008 Annual Meeting of Stockholders of World Wrestling Entertainment, Inc., which will be held at 10:00 a.m. local time, on May 9, 2008, at The Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901. The business to be conducted is described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important to us. Whether or not you expect to attend, your shares should be represented. Therefore, we urge you to vote. We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed proxy card. While at that site you will be able to enroll in our electronic delivery program, which will insure that you will receive future mailings relating to annual meetings as quickly as possible and will help us to save costs. Alternatively, you can vote by telephone or complete, sign, date and promptly return the enclosed proxy card. If you attend the meeting and wish to vote in person, you will have the opportunity to do so, even if you have already voted.

     On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our Company.

Sincerely,

Linda E. McMahon
Chief Executive Officer

PLEASE NOTE THAT THIS WILL BE A BUSINESS MEETING ONLY AND NOT AN ENTERTAINMENT EVENT. NO SUPERSTARS WILL BE IN ATTENDANCE AT THE MEETING. The meeting will be limited to stockholders (or their authorized representatives) having evidence of their stock ownership. If you plan to attend the meeting, please obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement or copy of your stock certificate, to World Wrestling Entertainment, Inc., 1241 E. Main Street, Stamford, CT 06902, Attention: Corporate Secretary. If you do not obtain an admission ticket, you must show proof of your ownership at the registration tables at the door. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WORLD WRESTLING ENTERTAINMENT, INC.
___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 9, 2008

To the Stockholders of World Wrestling Entertainment, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc., a Delaware corporation, will be held at The Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on May 9, 2008, at 10:00 a.m. local time, for the following purposes, as described in the attached Proxy Statement:

1.	to elect eight Directors to serve until the Company’s next Annual Meeting and until their successors are elected;

2.	to approve the Company’s 2007 Omnibus Incentive Plan;

3.	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

4.	to transact such other business as may properly come before the meeting.

     We have fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Edward L. Kaufman
Executive Vice President, General Counsel
and Secretary

Stamford, Connecticut
March 31, 2008

IMPORTANT
Whether or not you plan to attend the meeting in person, you are urged to vote via our convenient Internet voting, by phone or by signing and dating the enclosed proxy card and returning it promptly in the envelope provided so that your stock may be represented at the meeting.

WORLD WRESTLING ENTERTAINMENT, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
Friday, May 9, 2008

     The enclosed proxy is solicited on behalf of the Board of Directors of World Wrestling Entertainment, Inc. in connection with our Annual Meeting of Stockholders to be held on Friday, May 9, 2008, at 10:00 a.m. local time (the “Annual Meeting”), or any adjournment or postponement of this meeting. The Annual Meeting will be held at The Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901. We intend to mail this proxy statement and accompanying proxy card on or about March 31, 2008, to each stockholder entitled to vote at our Annual Meeting.

     We will pay all costs of this proxy solicitation. Directors or officers, or other employees of ours, may also solicit proxies in person or by mail, telephone or telecopy.

     Only holders of record of our Class A common stock and Class B common stock at the close of business on March 14, 2008 (the “record date”), will be entitled to notice of and to vote at our Annual Meeting. At the close of business on the record date, 24,328,079 shares of Class A common stock and 47,713,563 shares of Class B common stock were outstanding and entitled to vote, with each Class A share entitled to one vote on all matters and each Class B share entitled to ten votes. We sometimes refer to Class A common stock and Class B common stock together as “Common Stock.”

     A majority of the collective voting power represented by our Common Stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Nominees for election to the Board are elected by plurality vote. The affirmative majority of the shares present and entitled to vote at the meeting is required to approve the Company’s 2007 Omnibus Incentive Plan and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. In the case of the approval of the 2007 Omnibus Incentive Plan, the total votes present and entitled to vote must exceed 50% in interest of all voting securities. Under New York Stock Exchange rules, if your broker holds your shares in its name as a nominee, the broker is permitted to vote your shares on the election of directors (Proposal 1) and on the ratification of the appointment of the independent auditors (Proposal 3) even if it does not receive voting instructions from you. Proposal 2 of this Proxy Statement is “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on this item. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Both abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes are not considered present and entitled to vote. For purposes of Proposal 2, broker non-votes therefore could have the effect of preventing approval if their cumulative effect was that 50% of the voting securities were not present and entitled to vote at the meeting, although given the large majority of voting shares held by members of the McMahon family as described in this proxy statement, such a result is unlikely in the extreme. The Board of Directors recommends that you vote FOR each of the proposals.

     If you vote via any of the following methods, you have the power to revoke your vote before the Annual Meeting or at the Annual Meeting. You may revoke a proxy by mailing us a letter which we receive prior to the Annual Meeting stating that the proxy is revoked, by signing a later-dated proxy presented at the Annual Meeting, or by attending our Annual Meeting and voting in person. While the Company does not plan to disseminate information concerning your vote, proxies given by stockholders of record will not be confidential. The voting instructions of beneficial owners will only be available to the beneficial owner’s nominee and will not be disclosed to us unless required by law or requested by you. If you are a stockholder of record and write comments on your proxy card, your comments will be provided to us.

Vote by Internet:

     The Company strongly prefers that you utilize our convenient Internet voting system which you can access and use whether you live in the United States or elsewhere. The website for Internet voting is printed on the enclosed proxy card. Internet voting is available 24 hours a day until 11:59 P.M. on May 8, 2008. You will be given the opportunity to confirm that your instructions have been properly recorded. While at the site you will be able to enroll in our electronic delivery program, which will insure that you will receive future mailings relating to annual meetings as quickly as possible and will help us to save costs. If you vote via the Internet, please do NOT return your proxy card.

Vote by Telephone:

     You can also vote your shares by calling the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 P.M. on May 8, 2008. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please do NOT return your proxy card.

Vote by Mail:

     If you choose to vote by mail, please mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

PROPOSAL 1—ELECTION OF DIRECTORS

     Stockholders will elect eight Directors at our Annual Meeting, each to serve until the next Annual Meeting of Stockholders or a successor shall have been chosen and qualified. We intend to vote the shares of Common Stock represented by a proxy in favor of the eight nominees listed below, unless otherwise instructed in the Proxy. Each nominee is currently a Director. We believe all nominees will be willing and able to serve on our Board. In the unlikely event that a nominee is unable or declines to serve, we will vote the shares for the remaining nominees and, if there is one, for another person duly nominated by our Board of Directors.

Nominees

     All nominees for election are current Directors.

Director/Nominee	Age	Current Position with Company	Committee	Director Since
Vincent K. McMahon	62	Chairman of the Board	Executive	1980
Linda E. McMahon	59	Chief Executive Officer	Executive	1980
Robert A. Bowman	52	—	Audit (Chair)	2003
David Kenin	66	—	Audit, Compensation	1999
Joseph H. Perkins	72	—	—	1999
Michael B. Solomon	60	—	Audit, Compensation	2001
Lowell P. Weicker, Jr.	76	—	Compensation (Chair)	1999
Michael Sileck	47	Chief Operating Officer	Executive	2005

     Vincent K. McMahon, co-founder of our Company, is Chairman of the Board of Directors and a member of the Executive Committee. Mr. McMahon and Linda E. McMahon are husband and wife.

     Linda E. McMahon, co-founder of our Company, has served as our Chief Executive Officer since May 1997. She is a member of the Executive Committee.

     Robert A. Bowman is Chair of the Audit Committee. Mr. Bowman is the President and Chief Executive Officer of MLB Advanced Media, LP, the company that manages the interactive and Internet rights for all Major League Baseball clubs and the league. Prior to joining Major League Baseball, he was President and Chief Operations

Officer of ITT Corporation, where he previously served as Chief Financial Officer. Mr. Bowman served as the Treasurer of the State of Michigan for eight years, overseeing its tax policy and collection and the state’s pension fund. Mr. Bowman serves as President of the Michigan Education Trust. He is a director of Blockbuster Inc., a provider of in-home rental and retail movie and game entertainment; Take-Two Interactive Software, Inc, a worldwide publisher, developer and distributor of interactive entertainment software, hardware and accessories; and The Warnaco Group, Inc., an apparel manufacturer. He is chair of the Blockbuster audit committee and serves on Warnaco’s audit and compensation committees. Mr. Bowman has informed the Company that he intends to resign as soon as the Company can find a suitable, independent Director to succeed him. It is anticipated that the new Director will also serve as Chair of the Audit Committee. Although the Company is conducting a search for Mr. Bowman’s successor, no replacement has been identified to date. As a result, no information on a replacement nominee can be provided in this proxy statement. The Board of Directors will elect an independent director as soon as practicable after the annual meeting to fill the vacancy created by Mr. Bowman’s resignation.

     David Kenin is a member of the Audit and Compensation Committees. Since January 2002, Mr. Kenin has been Executive Vice President of Programming, Crown Media United States, LLC where he is in charge of programming for the Hallmark Channel. Mr. Kenin is a former President of CBS Sports. Until 1994, he was Executive Vice President of USA Networks and after that he was the general partner of Kenin Partners, a consulting firm.

     Joseph H. Perkins was a pioneer in the television syndication of wrestling matches starting more than forty years ago. He was President of Communications Consultants, Inc., which provided us television syndicate consulting services until October 2005.

     Michael B. Solomon is a member of the Audit and Compensation Committees. Mr. Solomon is Managing Principal of Gladwyne Partners, LLC, a private equity fund manager (“Gladwyne”). Prior to founding Gladwyne in July 1998, Mr. Solomon was affiliated with Lazard Freres & Co. LLC. Mr. Solomon joined Lazard Freres in 1981 and became a Partner in 1983. In connection with a sale of certain shares of stock as described in “Executive Compensation—Certain Relationships and Related Transactions,” Mr. McMahon has agreed to vote his shares to elect Mr. Solomon (or his successor designated by an affiliate of Gladwyne), as a Director.

     Lowell P. Weicker, Jr. is Chair of the Compensation Committee. Gov. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Gov. Weicker also serves as a director of Medallion Financial Corp., a specialty finance and advertising company.

     Michael Sileck became our Chief Operating Officer in February 2007. He joined the Company as Chief Financial Officer and Director in June 2005. He is a member of the Executive Committee. Prior to joining the Company, Mr. Sileck was Senior Vice President, Chief Financial Officer of Monster Worldwide, Inc., a publicly traded parent company of a leading global online careers property. At Monster, Mr. Sileck served from March 2002 until March 2005. Prior thereto, Mr. Sileck was CFO and Senior Vice President of USA Networks, Inc., a then publicly traded media and commerce company, from September 1999 through February 2002. Mr. Sileck is a director of Switch & Data Facilities Company, Inc., a leading provider of network neutral interconnection and co-location services.

Other Executive Officers

     Each of the following executive officers will serve in such capacity until the next Annual Meeting of Stockholders or until earlier termination or removal from office. No understandings or arrangements exist between the officers and any other person pursuant to which he or she was selected as an officer.

Name	Age	Position with Company	With Company Since
George A. Barrios	42	Chief Financial Officer	2008
Kevin Dunn	47	EVP, Television Production	1986
Donna Goldsmith	48	EVP, Consumer Products	2000
Edward L. Kaufman	49	EVP, General Counsel & Secretary	1997
Michael Lake	65	President, WWE Films	2007
John Laurinaitis	45	SVP, Talent Relations	2001
Stephanie McMahon Levesque	31	EVP, Creative Writing, Talent Relations and Live Events	1998
Shane B. McMahon	38	EVP, Global Media	1994
R. Geof Rochester	48	EVP, Chief Marketing Officer	2006

     George A. Barrios has served as Chief Financial Officer since March 2008. Prior thereto, Mr. Barrios was Vice President and Treasurer of The New York Times Company since January 2007. Mr. Barrios joined The New York Times Company in 2002 as Chief Financial Officer of a subsidiary which published, among other things, The Boston Globe. Prior to that, he was President and Chief Operating Officer of Netsilicon, Inc., a publicly-held software development company, where he helped to stabilize the business prior to its merger. From 1994 to 2000, Mr. Barrios served in several senior capacities for Praxair, Inc., a large supplier of industrial gasses.

     Kevin Dunn has served as Executive Vice President, Television Production, since July 2003, and, before that, served as our Executive Producer for 11 years.

     Donna Goldsmith has served as Executive Vice President, Consumer Products, since June 2006, and prior to that was our Senior Vice President, Consumer Products, since July 2000.

     Edward L. Kaufman has served as Executive Vice President, General Counsel and Secretary, since July 2003. Before that, he served as our SVP and General Counsel from March 1998 to July 2003, and our VP and General Counsel from January 1997 to March 1998. He became the Company’s Secretary in May 2001.

     Michael Lake became President, WWE Films, in October 2007, after a 36-year career in the film industry including acting as executive producer for the Company’s film The Condemned, and before that as Executive Vice President, World Wide Feature Production for Village Roadshow Pictures Entertainment Inc., an entertainment and media company. At Village Roadshow, Mr. Lake oversaw production of 45 films including such hits as The Matrix Trilogy, Three Kings, Miss Congeniality, Ocean’s Eleven, Ocean’s Twelve and Charlie and the Chocolate Factory.

     John Laurinaitis has served as Senior Vice President, Talent Relations, since February 2007. Prior to that, Mr. Laurinaitis was Vice President, Talent Relations, since June 2004, and Director of Talent Relations from June 2001.

     Stephanie McMahon Levesque has served as Executive Vice President, Creative Writing, Talent Relations and Live Events, since May 2007. Prior thereto, she was SVP, Creative Writing, since June 2005, and before that, VP, Creative Writing. Mrs. Levesque began with the Company in 1998. Mrs. Levesque writes, produces and directs for our television programming and at times performs as an on-air personality. She is the daughter of Vincent and Linda McMahon.

     Shane B. McMahon has served as Executive Vice President, Global Media, since July 2003, and, before that, he was President, Digital Media, from 1998. He at times performs as an on-air personality. Mr. McMahon is the son of Vincent and Linda McMahon.

     R. Geof Rochester joined our Company as Senior Vice President of Marketing in November 2006 and was promoted to his current position in May 2007. Prior to coming to WWE, Mr. Rochester was Senior Vice President of Marketing at Showtime Networks from February 2002 to November 2005, where he managed all aspects of marketing in the area of promotions, On-Demand, HD and online marketing. Prior to working at Showtime, Mr. Rochester held senior marketing positions in the cable, hotel and consumer products industries. Mr. Rochester is a member of the Board of Governors of Georgetown University.

The Board and Committees

     Our Board has standing Audit, Compensation and Executive Committees. During the year ended December 31, 2007, there were eleven meetings of the Board of Directors, seven meetings of the Audit Committee, five meetings of the Compensation Committee and no meetings of the Executive Committee. Under our Corporate Governance Guidelines, Directors are expected to prepare for and attend meetings of the Board and committees on which they sit. All Directors attended more than 75% of the aggregate number of meetings of the Board and committees on which he or she served. Directors are also expected to attend the Company’s Annual Meeting of Stockholders, and all members attended last year’s meeting.

     Independent Directors. Each year our Board conducts a review to determine which of our Directors qualifies as independent. Based on its most recent review, Messrs. Bowman, Kenin, Solomon and Weicker qualify as independent under all applicable New York Stock Exchange and SEC regulations, which are the standards we use to determine independence. None of these independent Directors has any relationship with the Company other than their Director/Committee memberships except for Mr. Solomon, who has an affiliation with one of our stockholders as described in “Security Ownership of Certain Beneficial Owners and Management.” The New York Stock Exchange listing requirements state that ownership of even a significant amount of stock is not a ban to independence. Our Audit and Compensation Committees consist solely of independent Directors.

     Since Mr. McMahon beneficially owns approximately 60% of the Company’s outstanding equity, and controls approximately 87% of the combined vote of our voting stock, we are a “controlled company” under New York Stock Exchange listing standards. As a result, we have elected to utilize the exemptions in the NYSE listing standards that permit us, as a “controlled company,” to have less than a majority of independent Directors and to have no nominating/corporate governance committee or other committee performing a similar function. One-half (rather than a majority) of our Directors qualify as independent. We believe that the functions of a nominating/corporate governance committee are adequately served by our existing structure, and the additional cost and administrative burden of another committee would not be warranted.

     Executive Sessions. Under our Corporate Governance Guidelines, the non-management members of the Board meet at least quarterly in executive sessions and the independent Directors meet annually. In practice, most Board, Audit Committee and Compensation Committee meetings include an executive session. Executive sessions are presided over by the chair of the Audit or Compensation Committee, as the case may be, if the principal item to be considered is within the scope of that Committee and, if not, such chairs alternate meetings.

     Communications with Directors. Interested Parties who wish to communicate with a member or members of the Board of Directors, including the chairs of the Audit and Compensation Committee and the non-management Directors as a group, may do so by addressing their correspondence to such members or group c/o World Wrestling Entertainment, Inc., 1241 East Main Street, Stamford, CT 06902, Attn: Corporate Secretary, and all such communications, which are not solicitations, bulk mail or communications unrelated to Company issues, will be duly forwarded.

     Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website (corporate.wwe.com/governance/guidelines.jsp). Stockholders also may request a written copy of the guidelines free of charge by writing to World Wrestling Entertainment, Inc., 1241 East Main Street, Stamford, CT 06902, Attn: Corporate Secretary.

     Code of Business Conduct. We have adopted a Code of Business Conduct (the “Code”) which applies to all of our Directors, officers and employees, including our Chairman, our Chief Executive Officer, our Chief Operating Officer and senior financial and accounting officers. Our Code requires, among other things, that all of our Directors, officers and employees comply with all laws, avoid conflicts of interest, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. In addition, our Code imposes obligations on all of our Directors, officers and employees to maintain books, records, accounts and financial statements that are accurate and comply with applicable laws and with our internal controls. A copy of our Code is posted on our website (corporate.wwe.com/governance/conduct.jsp). We also plan to disclose any amendments to, and waivers from, the Code on this website. Stockholders also may request a written copy of the Code free of charge by writing to World Wrestling Entertainment, Inc., 1241 East Main Street, Stamford, CT 06902, Attn: Corporate Secretary.

     Audit Committee. We have an Audit Committee meeting the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee consists of its Chair, Mr. Bowman, and Messrs. Kenin and Solomon, each of whom satisfies the independence requirements of applicable New York Stock Exchange and Securities and Exchange Commission rules and is financially literate, with a working familiarity with basic finance and accounting practices within the meaning of the listing standards of the New York Stock Exchange. Mr. Bowman has accounting and related financial management expertise and is qualified as an audit committee financial expert within the meaning of the applicable rules and regulations of the Securities and Exchange Commission. Mr. Bowman serves on the audit committee of two other public companies. No Audit Committee member may simultaneously serve on the audit committee of more than three public companies.

     The primary purpose of our Audit Committee is to provide assistance to the Board in fulfilling its responsibilities to our stockholders and the investment community relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. In furtherance of this purpose, the Audit Committee’s Charter, a copy of which is posted on our website (corporate.wwe.com/documents/audit_committee_ charter.pdf), states that it will fulfill the following obligations:

  Review and discuss with management and the independent auditors our annual financial statements, quarterly financial statements and all internal controls reports (or summaries thereof). Review any other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

  Review with financial management and the independent auditors each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K (including, without limitation, the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to its filing.

  Review earnings press releases with management, paying particular attention to any use of “pro-forma,” “adjusted” or other information which is not required by generally accepted accounting principles (“GAAP”).

  Review the regular internal reports (or summaries thereof) to management prepared by the internal auditor(s) and management’s response.

  Have sole authority to appoint (subject to stockholder ratification), compensate, retain and oversee the work performed by the independent auditor engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall have the ultimate authority to approve all audit engagement fees and terms. The Audit Committee shall have sole authority to review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of any disagreement between management and the independent auditors in the event that any may arise.

  Review with the independent auditor (without representatives of management when deemed necessary) reports or communications (and management’s and/or the internal audit department’s response thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61; review any problems or difficulties with an audit and management’s response, including any restrictions on the scope of the independent auditor’s activities or any access to requested information, and any significant disagreements with management; and review and hold timely discussions with the independent auditors.

  Review audit services and approve in advance non-audit services to be provided by the independent auditors, taking into consideration SEC rules regarding permissible and impermissible services by such independent auditors. This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports to the extent required by the Securities Exchange Act of 1934.

  Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

  Prepare the Audit Committee report that the SEC requires be included in this proxy statement.

  Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     Compensation Committee. Our Compensation Committee consists of its Chair, Gov. Weicker, and Messrs. Kenin and Solomon, each of whom satisfies the independence requirements of applicable New York Stock Exchange and SEC rules. The primary purpose of the Compensation Committee is to provide assistance to the Board in evaluating and approving the structure, operation and effectiveness of the Company’s compensation plans, policies and programs. In furtherance of this purpose, the Committee’s charter, a copy of which is posted on our website (corporate.wwe.com/documents/compensation_committee_charter.pdf), states that it will fulfill the following obligations:

  Approve all employment agreements for the Chairman, the CEO and all officers of the Company who either (i) have a title of Vice President or higher; or (ii) are the head of a business department (collectively, the “Executives”).

  In accordance with their employment agreements, if any, the Compensation Committee shall have direct responsibility for annually reviewing and approving corporate goals and objectives relevant to the Chairman’s and the CEO’s compensation, evaluating the Chairman’s and the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s and Chairman’s compensation level based on this evaluation. In determining the long-term incentive component of Chairman and CEO compensation, the Compensation Committee will consider the Company’s and the individual’s performance, among other factors.

  In accordance with their employment agreements, if any, the Compensation Committee shall annually review and approve, for the other Executives named in the Company’s proxy statement: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long term incentive opportunity level, (d) severance arrangements and change in control agreements/provisions in each case when and if appropriate, and (e) any special or supplemental benefits.

  The Compensation Committee shall annually review management’s recommendations and make recommendations to the Board of Directors with respect to the compensation of all Directors and Executives, including all compensation, incentive compensation plans, equity-based plans as well as the individuals or groups of individuals receiving awards under incentive-based compensation plans, such as cash bonuses, and equity-based plans such as the Long Term Incentive Plan and/or the 2007 Omnibus Incentive Plan; provided, however, that the Compensation Committee shall have full decision-making powers with respect to compensation intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

  The Compensation Committee shall approve grants under the Company’s Long Term Incentive Plan and/or the 2007 Omnibus Incentive Plan. See “Proposal 2 – Approval and Adoption of the 2007 Omnibus Incentive Plan”.

     Beyond what is required by its Charter, the Compensation Committee generally meets two to four times per year to review recommendations developed by the Company’s Vice President of Human Resources and approved by the Company’s Chairman, Chief Executive Officer and Chief Operating Officer. The Compensation Committee has authority to hire professional consultants. During 2007, the Committee consulted Frederic W. Cook & Co., Inc., and, in late 2007, retained Watson Wyatt Company (each such consultant, during the relevant time they have worked for the Company, are referred to as the “Compensation Consultant”). The Compensation Consultant is paid by the Company and has access to management, but reports directly to the Compensation Committee. To date, design aspects of compensation have been proposed by management, with the Compensation Consultant advising on the appropriateness of the design and market competitive levels of compensation. The Compensation Committee, however, does not specify limits either on the scope of the Compensation Consultant’s inquiry or on areas on which the Compensation Consultant is allowed to comment, other then to prohibit the Compensation Consultant from undertaking work on behalf of management without the Committee’s consent. Such consent has never been asked or given.

     Compensation Committee Interlocks and Insider Participation. Gov. Weicker and Messrs. Kenin and Solomon are the only members of our Compensation Committee. No member of the Compensation Committee was at any time during 2007 an officer or employee of the Company or any of our subsidiaries nor is any such person a former officer of the Company or any of our subsidiaries. In addition, no “compensation committee interlocks,” as described under SEC rules, existed during 2007.

     Nominees for Director. The Board currently believes that its size is appropriate and that its members comprise an appropriate mix of independence, background and expertise, although as noted above, the Company is conducting a search for a suitable, independent Director to succeed Robert Bowman as Director and Chair of the Audit Committee. The Board may consider candidates for Board membership suggested by its members, as well as management. The Board may retain a third party executive search firm to identify or assist in the evaluation of candidates. The Board may also consider as potential nominees persons recommended by stockholders. Stockholder recommendations may be submitted to the Board at our principal address in care of the Corporate Secretary. Each stockholder recommendation should include a personal biography of the proposed nominee, a description of the background or experience that qualifies such person for consideration and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the requirements detailed under “Stockholder Proposals for 2009 Annual Meeting.”

     In connection with the search for Mr. Bowman’s successor and/or if the Board were to identify the need for additional Board members to fill vacancies or expand its size, the Board will review potential nominees and decide whether to conduct a full evaluation of any one or more candidates. If the Board were to determine that additional consideration is warranted, it would gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Board will then evaluate the prospective nominee taking into account whether the prospective nominee is independent within the meaning of the listing standards of the New York Stock Exchange and applicable regulations of the SEC (Mr. Bowman’s successor will be independent) and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee or Compensation Committee expertise, and the evaluations of other prospective nominees. The Board will also determine whether to interview the prospective nominee. After completing this process, the Board will determine the nominee(s). The Board would follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board or members of management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The Compensation Committee of the Board has responsibility for evaluating and approving the Company’s compensation programs including reviewing and approving corporate goals and objectives relative to compensation, evaluating performance in light of those goals and determining compensation level based on this evaluation. Management and, in particular, the Chairman, Chief Executive Officer, Chief Operating Officer and Vice President, Human Resources are instrumental in developing recommendations for the compensation program for submission to the Compensation Committee.

     In general, the compensation package provided to senior management of the Company consists of:

  base salary

  performance-based annual incentive compensation in the form of a cash bonus; and

  longer-term equity incentive compensation in the form of performance stock units.

     The Compensation Committee believes that this package constitutes the appropriate mix of current and longer-term compensation, a significant portion of which is tied to Company performance. At the same time, we believe that our compensation program is consistent with the entertainment industry, recognizes that the Company does not provide a defined benefit plan or other similar retiree benefits and generally does not provide its executive officers perquisites such as cars, club memberships or personal services. Therefore, these three components, when added together, reflect an accurate picture of the total compensation we provide our senior executives.

     The Chairman, Chief Executive Officer, Chief Operating Officer and Vice President, Human Resources review the performance of each officer with a level of Vice President or higher each year shortly after the financial results for a fiscal year are known (the “Annual Performance Review”). The conclusions reached and recommendations based on this review, including proposed salary, incentive bonuses and performance stock unit grants, are presented to the Compensation Committee. The Compensation Committee, in addition, confers from time to time with its Compensation Consultant. In general, total compensation for the Company’s executive officers is reviewed vis-à-vis broad-based published market data to determine whether we are generally competitive in the market. It should be noted that this market data does not come from a specified peer group, is not industry specific and is not related to the group used for comparison in the Total Return Graph included in the Company’s Annual Report. We do not attempt to maintain a certain target percentile within a peer group.

     While we generally attempt to avoid entering into employment agreements with our executives, we do have agreements with certain of our named executive officers as described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

     Salary. Mr. and Mrs. McMahon waived all compensation from November 2004 through December 31, 2006. In 2007, they began receiving salary in the amount of $850,000, in the case of Mr. McMahon, and $500,000, in the case of Mrs. McMahon, as recommended by the Compensation Committee and approved by the Board. Mr. and Mrs. McMahon will continue to waive all other compensation. These salaries are well below the compensation to which they are entitled under their agreements and, we believe, also considerably below market rates. As to other senior executives, we have attempted to limit raises to fairly moderate percentage increases except in instances of promotions or extraordinary contributions to the Company’s performance. We expect to continue this practice. In the most recent Annual Performance Review, which occurred in February 2008, salaries were set for 2008. For the named executive officers (other than the McMahons) recent annual base salaries were as follows:

Name	Fiscal 2005	Fiscal 2006	Transition 2006		Calendar 2007		Calendar 2008
Michael Sileck	N/A	$550,000	$577,500		$625,000	*	$675,000
Kevin Dunn	$520,000	$600,000	$625,000		$650,000		$725,000
Frank Serpe	$275,000	$275,000	$325,000	*	$325,000		$325,000	**
Donna Goldsmith	$260,000	$300,000	$325,000		$350,000		$370,000
____________________

*	Denotes promotion and/or enhanced responsibilities.

**	Mr. Serpe retired from his position as Chief Financial Officer of the Company effective March 14, 2008.

     Annual Incentive Bonuses. We believe that a reasonable annual bonus plan that is based on personal and company-wide performance is an excellent means of compensating executives, tying their interests to those of stockholders without the structural cost increases inherent in salary escalation. Our Management Incentive Plan is structured to meet the performance-based criteria of, and is therefore deductible for federal income tax purposes under, Section 162(m) of the Internal Revenue Code. Beginning in 2009, annual incentive bonuses will be paid under the 2007 Omnibus Incentive Plan, which will also meet the performance-based criteria of Code Section 162(m). Additional information on our Management Incentive Plan is set forth in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. Additional information on our 2007 Omnibus Incentive Plan is set forth in “Proposal 2 – Approval and Adoption of the 2007 Omnibus Incentive Plan.”

     Over the past few years, we have used EBITDA as our Company performance target measurement, generally tying our target for bonus purposes to the same EBITDA number as is in the budget we use to run our business. EBITDA for these purposes is defined as net income from continuing operations before interest and other income, income taxes, depreciation and amortization. We have maintained 85% of target, and an individual rating of 3.0 out of 5.0, as the threshold tests for the past few years. The individual performance is based on many factors, such as competency, creativity, leadership and communication, with scores in each area and a final score, summarizing such factors. Performance below either of the Company or the individual performance component precludes the payment of a bonus. Assuming both thresholds are met, bonuses are established based on percentages of salary, with such targets in 2007 ranging from 25% (for those at the Vice President level) to 60% (for the Chief Operating Officer and EVP, Television Production). For additional information on the ranges of bonuses for the named executive officers, see “Executive Compensation – Grants of Plan-Based Awards.” The following shows the EBITDA target, threshold percentage and the percentage of target we achieved for each of the past few years:

		Threshold	Percentage of
Year	EBITDA Target	Percentage	Target Achieved
Fiscal 2004	$49 million	75%	175%
Fiscal 2005	$69 million	85%	91%
Fiscal 2006	$58 million	85%	138%
Transition 2006	$50 million	85%	87%
(Eight months)
Calendar 2007	$84 million	85%	93%

     Payments of bonuses under the Management Incentive Plan to the named executive officers are set forth in column (g) of the Summary Compensation Table.

     While the Compensation Committee has been generally satisfied with the operation of the Management Incentive Plan, it also recognizes that at times the exercise of either positive or negative discretion is necessary to reflect accurately the true performance of the individual. Such discretion has never been exercised to lower or waive company performance targets for all compensation. In limited cases, modest bonuses beyond those required by the Management Incentive Plan have been paid. No such additional bonuses were paid for 2007. The Committee also retains the right to exercise negative discretion over bonuses under the Plan and at times has exercised such discretion.

     We believe that our EBITDA targets are set at an appropriately aggressive number, reflecting projected growth of our business, and effectively align management’s interests with those of stockholders. For calendar 2008, we have established an EBITDA goal of $93.5 million, which reflects growth of approximately 11% over the prior year, and again will use a threshold of 85% of this EBITDA target. The range of percentage payments by level will remain the same as in 2007. The structure of the plan for 2008 retains the additional flexibility with respect to the company-wide performance component of the bonus, subject to caps and negative discretion, first implemented in respect of 2007. The individual performance component will still be calculable from a formula, subject to negative discretion. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

     Performance and Restricted Stock Units. Since 2004, our share awards have consisted of restricted stock units, and we have not granted options. Generally, these units vested over three years without a performance requirement. In the early stages of our stock unit program, the amounts involved were relatively low, and the fact that units vest over time and accordingly were not performance-based for purposes of Code Section 162(m) was not an issue. In 2007, we began granting stock units with a performance requirement under the 2007 Omnibus Incentive Plan, subject to stockholder approval, which allows such grants to be deductible under Internal Revenue Code Section 162(m). See “Proposal 2 – Approval and Adoption of the 2007 Omnibus Incentive Plan.” Share awards are viewed by the Committee as intermediate to longer-term compensation. A description of our stock units is set forth in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

     In the past, stock units were granted annually during the summer after the Annual Performance Review. While these grants were generally tied to individual performance, no numerical equations are used in setting the size of the grants. Rather, such grants have been based on recommendations from the Vice President, Human Resources with the approval of the Chairman, Chief Executive Officer and Chief Financial Officer and then reviewed and approved by the Compensation Committee. Grants for new hires and promotions have been made on a case-by-case basis and are also approved by the Compensation Committee. The following shows the aggregate number of units granted in the normal annual grant for the past few years and the current year, which do not include grants for new hires:

Year	Aggregate units in Annual Grant
Fiscal 2005*	133,900
Fiscal 2006	475,000
Transition 2006	507,750
Calendar 2007	532,500
Calendar 2008	500,000 (est.)
____________________

*	Options also granted in this year.

     In March 2008, we made our annual stock unit grant for the year. The following table reflects grants made to our named executive officers calculated in the same manner as described in footnote 1 to “Executive Compensation – Grants of Plan-Based Awards.”

	Estimated Future Payments Under Equity Incentive
	Plan Awards (2008)
	Threshold (#)	Target (#)	Maximum (#)
Vincent K. McMahon	0	0	0
Linda E. McMahon	0	0	0
Michael Sileck	26,250	35,000	52,500
Kevin Dunn	33,750	45,000	67,500
Donna Goldsmith	15,000	20,000	30,000

     We expect to continue to make annual grants of stock units. In connection with our move to performance based grants, we have begun making grants of share units during the first quarter of the new year consistent with the requirements of Code Section 162(m), but plan to continue our practice of making stock grants vest on the same date in the summer each year. We do not plan grants or vesting dates of restricted stock units around news releases in order to provide any special benefits to our employees. To date, we have only taken into consideration the value of grants generally when setting other components of compensation. We do not have an equation for calculating total compensation whereby equity decreases other components of compensation (or vice versa) based on a formula.

     We believe that equity compensation is different from salary and bonus in that, due to its performance and vesting requirements, stock units serve both a retention and compensation purpose. Equity compensation also aligns interests of management with stockholders. In addition, as with any stock, there are inherent risks of ownership of stock units. Lastly, it is hoped that stock units, together with our 401(k) Plan, will be utilized by our employees for retirement planning, as we do not provide a defined benefits retirement plan.

     While we believe that it is in the best interests of stockholders for management to own a significant amount of our Common Stock, to date we have not imposed specific stock ownership requirements on our executive officers. We believe members of the McMahon family own stock far in excess of any normal ownership guidelines. As to other executive officers, we believe their performance requirements and vesting periods sufficiently align their interests with those of stockholders.

Compensation Committee Report

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act of 1934 that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s currently effective Registration Statements on Forms S-3 and S-8, the following Report, and the Audit Committee Report set forth under Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm, shall not be incorporated by reference into any such filings.

     The Compensation Committee of the Company has reviewed and discussed the Compensation Committee Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Lowell P. Weicker, Jr., Chairman
David Kenin
Michael B. Solomon

Summary Compensation Table

     The following table sets forth the components of the total compensation earned during calendar 2007 and the eight-month fiscal period ended December 31, 2006 (see footnote 3 to the Summary Compensation Table) by our Co-Principal Executive Officers, our Chief Financial Officer and our three next most highly compensated executive officers at the end of the period. These individuals are referred to as the “named executive officers.”

	Fiscal Period										Non-Equity
	Ended						Stock		Options		Incentive Plan		All Other
	December 31,		Salary		Bonus		Awards		Awards		Compensation		Compensation		Total
Name and Principal Position (a)	2006 (b)		($)(c)		($)(d)		($)(e)		($)(f)		($)(g)		($)(i)		($)(j)
Vincent K. McMahon	2007		833,654	(1)	0	(1)	0		0		0		8,425	(2)	842,079
Chairman	2006	(3)	0	(1)	0	(1)	0		0		0		22,013	(4)	22,013
(Co-Principal Executive Officer)

Linda E. McMahon	2007		490,385	(1)	0	(1)	0		0		0		7,842	(2)	498,227
Chief Executive Officer	2006	(3)	0	(1)	0	(1)	0		0		0		22,013	(4)	22,013
(Co-Principal Executive Officer)

Michael Sileck(5)	2007		618,606		0		1,492,558	(6)	0		335,000		7,217	(2)	2,453,381
Chief Operating Officer	2006	(3)	375,480		0		602,600	(6)	0		174,867	(3)	4,038	(2)	1,156,985

Kevin Dunn	2007		647,115		0		755,562	(6)	17,900	(6)	350,000		8,699	(2)	1,779,276
EVP, Television Production	2006	(3)	406,730		0		387,360	(6)	22,900	(6)	204,867	(3)	3,779	(2)	1,025,636

Frank G. Serpe(7)	2007		319,010		0		255,986	(6)	7,800	(6)	145,000		8,706	(2)	736,502
Chief Financial Officer	2006	(3)	182,980		0		61,650	(6)	10,200	(6)	56,200	(3)	4,931	(2)	315,961

Donna Goldsmith	2007		347,126		0		325,550		12,450	(6)	175,000		7,217	(2)	867,343
EVP, Consumer Products	2006	(3)	210,635		0		153,680		15,900	(6)	98,467	(3)	4,125	(2)	482,807
____________________

(1)	Mr. and Mrs. McMahon waived all compensation from November 2004 through December 31, 2006. In 2007, Mr. McMahon began receiving an $850,000 annual salary and Mrs. McMahon began receiving a $500,000 annual salary. They will continue to waive all other compensation. See “Compensation Discussion and Analysis.”

(2)	Consists of matching contributions under our 401(k) plan and certain life insurance payments.

(3)	Due to the change in the Company’s financial reporting to a calendar year basis effective January 1, 2007, the reported period was a shortened fiscal period that ran for eight months from May 1, 2006 to December 31, 2006. Non-Equity Incentive Plan Compensation was prorated to take into account the fact that Transition 2006 was an eight-month period.

(4)	Consists of the Company’s aggregate incremental cost of the officer’s personal use of our corporate aircraft. For purposes of this table, incremental costs consist of a charge per travel hour for fuel, maintenance and parts; crew expenses; catering; landing and parking fees; and other costs tied directly to the trip in question. Such costs for all members of the McMahon family and their invited guests are attributed one-half to Vincent McMahon and one-half to Linda McMahon. Since July 1, 2006, personal use of the aircraft has been paid for by the McMahons so that no incremental cost is incurred by the Company.

(5)	Mr. Sileck was promoted to Chief Operating Officer in February 2007. Prior to that, he was our Chief Financial Officer.

(6)	Represents the dollar amount recognized for financial statement reporting purposes under Financial Accounting Standards No. 123R (“FAS 123R”) as a result of the grant of restricted and performance stock units (column (e)) and options (column (f)) pursuant to our Long Term Incentive Plan/2007 Omnibus Incentive Plan that were unvested during the reported period. For disclosure on assumptions made in the valuation of these awards, see “Note 13 -- Share Based Compensation” to our Consolidated Financial Statements. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(7)	Mr. Serpe served as our Chief Financial Officer from February 2007 until his retirement from that position on March 14, 2008.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under			Estimated Future Payouts Under			All Other	Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock Awards:	Value of Stock
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Units	Awards
Name (a)	(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(#)(2)(i)	(#)(2)(l)
Vincent K. McMahon	N/A	0	0	0	0	0	0	0	0
Linda E. McMahon	N/A	0	0	0	0	0	0	0	0
Michael Sileck	2/09/07	—	—	—	—	—	—	50,000	807,000
	2/16/07	93,750	375,000	656,250	—	—	—	—	—
	7/20/07	—	—	—	33,750	45,000	67,500	—	—
Kevin Dunn	2/16/07	97,500	390,000	682,500	—	—	—	—	—
	7/20/07	—	—	—	41,250	55,000	82,500	—	—
Frank G. Serpe	2/09/07	—	—	—	—	—	—	15,000	242,100
	2/16/07	40,625	162,500	284,375	—	—	—	—	—
	7/20/07	—	—	—	11,250	15,000	22,500	—	—
Donna Goldsmith	2/16/07	43,750	175,000	306,250	—	—	—	—	—
	7/20/07	—	—	—	18,750	25,000	37,500	—	—
____________________

(1)	The amounts shown in column (c) reflect the minimum payment level under the Company’s Management Incentive Plan which is one-quarter of the target amount shown in column (d). The amount shown in column (e) is the sum of (x) 150% of the target individual component, which is the maximum payment for this component of the bonus; plus (y) 100% of the total target for the Company performance component, which is the maximum payment for this component of the bonus provided the Company meets 100% of its EBITDA target. Although the Company performance component is technically not capped if the Company exceeds 100% of EBITDA target (other than at the maximum payable to an employee under the Plan), any such additional payment must be approved by the Chairman, Chief Executive Officer and Compensation Committee. While the payment of bonuses at theoretical maximum levels would have been highly unlikely, the maximum bonus payable under the terms of the Plan is 4% of EBITDA for a named executive officer, 3% for any other employee and a total of 20% of EBITDA for all participants in the aggregate. For actual payments made under this plan for 2007, see column (g) of “Summary Compensation Table.”

(2)	Reflects the number (column (i)) and full grant date fair value under FAS 123R (column (l)) of grants of restricted and performance stock units. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information about our restricted and performance stock units. For disclosure on assumptions made in the valuation these awards, see “Note 13 – Share Based Compensation” to our Consolidated Financial Statements.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

     The Summary Compensation Table and Grants of Plan-Based Awards Table above provide certain information regarding compensation of our named executive officers. This narrative provides additional and explanatory information regarding compensation of our named executive officers and should be read in conjunction with those tables.

     Employment Agreements. Certain of our named executive officers have employment agreements that affect the compensation reported for them. We currently have employment agreements with each of Vincent K. McMahon and Linda E. McMahon having terms ending on October 14, 2009. Mr. and Mrs. McMahon also have booking contracts that are coterminous with their employment agreements. From November 2004 through January 1, 2007, Mr. and Mrs. McMahon waived all compensation, consisting of salary, bonuses and booking fees, under the agreements. Since the beginning of 2007, they began receiving salary in the amount of $850,000, in the case of

Mr. McMahon, and $500,000, in the case of Mrs. McMahon. They continue to waive all other compensation. Each of these employment agreements automatically extend for successive one-year periods unless either party gives notice of non-extension at least 12 months, but no more than 18 months, prior to the expiration date.

     Under their employment agreements, in the event we terminate either Mr. and Mrs. McMahon’s employment other than for cause, death or disability, or if the executive terminates his or her employment for good reason, or if the executive terminates his or her employment for any reason within the 90-day period beginning six months after the occurrence of a change in control, we are obligated to pay to the executive compensation and benefits that are accrued but unpaid at the date of termination, plus a lump sum cash amount equal to the executive’s base salary and bonus for the greater of the balance of the contract term or two years and to continue his or her benefit plan participation for such period. If Mr. or Mrs. McMahon dies during the term of his or her agreement, we are obligated to pay to the executive’s estate compensation and benefits that are accrued but unpaid as of the date of the executive’s death, plus a lump sum amount equal to the executive’s base salary and bonus for two years. If we terminate Mr. or Mrs. McMahon’s employment for cause, if either executive resigns without good reason, or if either executive’s employment is terminated due the executive’s disability, we are obligated to pay the executive compensation and benefits accrued but unpaid as of the date of termination. Amounts that have been waived by the McMahons will not be deemed accrued but unpaid for the foregoing purposes. If either Mr. or Mrs. McMahon becomes subject to any change in control excise taxes, we will be obligated to provide such executive a “gross-up” bonus sufficient, on an after-tax basis, to cover any such excise taxes. The employment agreements also contain confidentiality covenants and covenants that, among other things, prohibit each executive from competing with us in professional wrestling and our other core businesses during employment and for one year after termination, unless the termination follows a change in control. The employment agreements for Mr. and Mrs. McMahon allow personal travel on the Company’s aircraft when it is not being used for business purposes. For periods prior to July 1, 2006, income related to such travel was imputed to the McMahons at the higher of applicable IRS regulations or 120% of the Company’s estimate of first class airfare for the flights, and the Company’s incremental cost of such use is reported in our Summary Compensation Table. Since July 1, 2006, personal use has been paid for by the McMahons so that no incremental cost is incurred by the Company.

     We have an agreement with Michael Sileck pursuant to which, if he is terminated without “cause”, as defined in the agreement, he will be entitled to vesting of the 100,000 restricted stock units granted to him on his hiring in June 2005 and a portion of the 50,000 restricted stock units granted to him at his promotion to Chief Operating Officer in February 2007. He would also be entitled to severance pay of one year’s base salary.

     The Company has a three-year employment agreement with Frank G. Serpe under which he served for one year as the Company’s Chief Financial Officer and thereafter will act as a Senior Advisor to the Company. He is entitled to an annual salary of $325,000 and is entitled to participate in the Company’s Management Bonus Plan at the Executive Vice President level in 2007. He was granted 15,000 restricted stock units under the Company’s Long-Term Incentive Plan, which units vest in three equal annual installments. In the event Mr. Serpe’s employment is terminated by the Company without cause, he would be entitled to his base salary through the end of the term of the agreement and the immediate vesting of the unvested portion of any options and restricted stock units then outstanding.

     Performance and Restricted Stock Units. Under the terms of our Restricted Stock Unit Agreements, dividends accrue at the same rate as are paid on our shares of Common Stock, which is currently $0.36 per share per quarter. In the case of performance stock units, dividends begin to accrue after the performance test is met. Dividend accruals vest at the same time as the vesting of the restricted or performance stock units on which they accrue. Stock units generally vest over three years (assuming, in the case of performance units, that the performance test has been met), however, in the event that following a change of control, as defined in the agreement, an employee is terminated without cause or terminates his or her employment as a result of a decrease in base salary, a change in responsibility or reporting structure or a change in employment location of more than twenty-five miles, such vesting is accelerated. One grant, made in 2004, provides for seven-year vesting with acceleration if the Company achieves EBITDA of $100 million in any year.

     Management Incentive Plan. Our Management Incentive Plan provides for incentive cash bonuses to be made annually based upon Company-wide and individual performance. The plan provides guidelines for the calculation of bonuses subject to Compensation Committee oversight and approval. For 2007, participants’ bonuses were based on two components, individual performance and Company performance. The participant had to meet threshold targets for both components in order to receive any bonus. Individual performance is based on many factors, such as competency, creativity, leadership and communication, with scores in each area and a final score, summarizing such factors, of between 0 and 5. An executive had to receive at least a 3.0 rating to receive a bonus. At the beginning of 2007, the Compensation Committee set a Company-wide performance target of $84 million of EBITDA, of which the Company had to achieve 85% in order for any bonus to be paid. Bonuses were established based on percentages of salary, with such targets ranging from 25% (for those at the Vice President level) to 60% (for the Chief Operating Officer and Executive Vice President, Television Production). The Company had EBITDA for these purposes of $77.9 million and accordingly paid bonuses. Payments of these bonuses to the named executive officers are set forth in column (g) of the Summary Compensation Table.

     Similar to 2007, in respect of 2008, the Company must reach 85% of its EBITDA target of $93.5 million in order for bonuses to be paid. If this target is met, and the individual’s performance rating is at or above 3.0, the executive is entitled to participate, with the Company-wide performance portion paid based upon the individual’s contribution to such success and other subjective factors as senior management recommends and the Compensation Committee approves. Assuming the Company achieves 100 percent of its target, the maximum payment of this component is 100% of the individual’s overall target. The component relating to personal performance was left unchanged insofar as it increases linearly from a performance rating of 3.0 to a maximum level of 5.0. For the individual performance component, a score of 5.0 would result in a payment in the amount of 150% of the individual component target. Assuming the Company achieves 100 percent of its target, the combination of the Company performance and individual performance ratings will translate into bonuses equal to a percentage of annual salary ranging as follows:

	2008 Bonus as % of Annual Salary
Level	Minimum Threshold	Target	Maximum
Vice President	6.25	25.0	43.75
Senior Vice President	8.75	35.0	61.25
Executive Vice President	12.50	50.0	87.50
Chief Operating Officer and EVP,
Television Production	15.0	60.0	105.0

     For the named executives, this would result in the following payouts in respect of 2008:

	Estimated Future Payments (2008)
	Threshold($)	Target($)	Maximum($)
Vincent K. McMahon	0	0	0
Linda E. McMahon	0	0	0
Michael Sileck	101,250	405,000	708,750
Kevin Dunn	108,750	435,000	761,250
Donna Goldsmith	46,250	185,000	323,750

     In the event that the Company’s performance exceeds 100% of EBITDA target, the allocation of the pool arising as a result of such excess shall be allocated through the exercise of negative discretion by the Compensation Committee, on the recommendation of the Company’s Chairman and Chief Executive Officer, below maximums allowed under the Plan.

Outstanding Equity Awards At Fiscal Period-End

	Option Awards				Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or
	Number of	Number of					Number of	Payout Value of
	Securities	Securities				Market Value	Unearned	Unearned
	Underlying	Underlying			Number of	of Shares or	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Option	Option	Shares or Units of	Units of Stock	Other Rights	Other Rights
	Options (#)	Options (#)	Exercise	Expiration	Stock That Have	That Have Not	That Have Not	That Have Not
	Exercisable	Unexercisable	Price	Date	Not Vested	Vested	Vested	Vested
Name (a)	(b)	(c)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)
Vincent K. McMahon	0	0	N/A	N/A	0	0	0	0
Linda E. McMahon	0	0	N/A	N/A	0	0	0	0
Michael Sileck	0	0	N/A	N/A	162,511 (1)	2,398,662 (2)	55,800	823,608 (2)
Kevin Dunn	1,250	0	9.60	6/13/08	55,605 (1)	820,730 (2)	68,200	1,006,632 (2)
	1,041	7,292 (3)	12.90	7/20/09
Frank G. Serpe	7,500	0	9.60	6/13/08
	5,000	0	13.45	6/04/12	23,426 (1)	345,768 (2)	18,600	274,536 (2)
	5,416	2,917 (4)	12.90	7/20/09
Donna Goldsmith	3,334	0	9.60	6/13/08	23,093 (1)	340,853 (2)	31,000	457,560 (2)
	10,208	5,103 (5)	12.90	7/20/09
____________________

(1)	Includes dividends that have accrued (at a non-preferential rate) as additional restricted or performance stock units but were not vested at December 31, 2007. These stock units vest in three annual installments. Performance stock units shown in the table reflect actual units taking into consideration the level at which the Company performance target was exceeded.

(2)	These amounts are calculated by multiplying the closing price of $14.76 on December 31, 2007, the last trading day in 2007, by the number of unvested restricted or performance stock units, as the case may be, on that day.

(3)	Vest monthly in installments of 1,041 shares.

(4)	Vest monthly in installments of 416 shares.

(5)	Vest monthly in installments of 729 shares.

Option Exercises and Stock Options

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired on	Realized
	on Exercise	on Exercise	Vesting	on Vesting
Name (a)	(#)(b)	($)(1)(c)	(#)(2)(d)	($)(e)
Vincent K. McMahon	0	0	0	0
Linda E. McMahon	0	0	0	0
Michael Sileck	0	0	80,395	1,382,273	(3)
Kevin Dunn	32,709	182,682	34,010	544,500	(4)
Frank G. Serpe	0	0	6,007	96,172	(4)
Donna Goldsmith	0	0	13,323	213,301	(4)
____________________

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options.

(2)	The number of shares acquired on vesting includes the gross number of shares that vested, including shares withheld by the Company to cover the withholding tax payable upon such vesting.

(3)	The amounts are calculated by multiplying the number of shares vested on June 7, 2007 (55,652 shares) by the closing price of $17.72 on such date, and the number of shares vested on July 20, 2007 (24,742 shares) by the closing price of $16.01 on such date.

(4)	These amounts are calculated by multiplying the number of shares vested by the closing price of $16.01 on July 20, 2007, the date of vesting.

Potential Payments Upon Termination or Change-in-Control.

     Certain agreements with our named executive officers provide for pay or accelerated vesting of equity in the event of an involuntary termination without “cause” or a termination following a change in control or in the event of death of the named executive officer. In addition, under the terms of our Performance and Restricted Stock Unit Agreements, in the event that, within 24 months after a change of control, as defined in the agreement, an employee is terminated without cause or terminates his or her employment as a result of a decrease in base salary, a change in responsibility or reporting structure or a change in employment location of more than twenty-five miles, such stock units and accrued dividend units will vest at the target level. For a qualitative description of these agreements for named executed officers, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”. The following is a quantification of such provisions, assuming hypothetically that the triggering event took place on the last business day of 2007 with the closing price per share of the Company’s Common Stock on that date of $14.76. The Company’s outstanding options generally do not accelerate upon termination, death or a change in control, so no information is included in respect of possible option exercises, except where noted. All amounts are in dollars payable in a lump sum, except where noted.

				Termination
		Involuntary		Following
	Executive Benefit	Not For Cause		Change in
	and Payments	Termination		Control		Death
Name	Upon Separation	($)		($)		($)
Vincent K. McMahon	Compensation:
	Salary	2,170,000	(1)	2,170,000	(1)	2,170,000	(1)
	Bonus	2,170,000	(1)	2,170,000	(1)	2,170,000	(1)
	Excise Tax Gross Up(2)	0		1,613,029	(2)	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units	0		0		0
	Total:	4,340,000		5,953,029		4,340,000

Linda E. McMahon	Compensation:
	Salary	1,700,000	(1)	1,700,000	(1)	1,700,000	(1)
	Bonus	1,700,000	(1)	1,700,000	(1)	1,700,000	(1)
	Excise Tax Gross Up(2)	0		1,311,402	(2)	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units	0		0		0
	Total:	3,400,000		4,711,402		3,400,000

				Termination
		Involuntary		Following
	Executive Benefit	Not For Cause		Change in
	and Payments	Termination		Control	Death
Name	Upon Separation	($)		($)	($)
Michael Sileck	Compensation:
	Salary	675,000	(3)	0	0
	Bonus	0		0	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units	1,229,301		3,222,270	0
	Total:	1,904,301		3,222,270	0

Kevin Dunn	Compensation:
	Salary	0		0	0
	Bonus	0		0	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units	0		1,827,362	0
	Total:	0		1,827,362	0

Frank Serpe	Compensation:
	Salary	717,708	(4)	0	717,708	(4)
	Bonus	0		0	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units and Options	686,479	(5)	620,304	686,479	(5)
	Total:	1,404,187		620,304	1,404,187

Donna Goldsmith	Compensation:
	Salary	0		0	0
	Bonus	0		0	0

	Long-Term Incentive
	Compensation:
	Accelerated Vesting of
	Stock Units	0		798,413	0
	Total:	0		798,413	0
____________________

(1)	Under their employment agreements, Mr. and Mrs. McMahon are required to maintain the confidentiality of Company information indefinitely after their termination and have one-year non-compete covenants.

(2)	If payment of the foregoing amounts would result in an excise tax imposed by Internal Revenue Code Section 4999, the Company is required to gross up the payment in an amount such that, after payment of all taxes on such gross up, he or she retains an amount equal to the excise tax imposed. This number is an estimate of this gross up payment.

(3)	Payable in regular payroll installments over one year.

(4)	Payable in regular payroll installments until March 14, 2010. Under his employment agreement, Mr. Serpe is required to maintain the confidentiality of Company information indefinitely after his termination and has a one-year non-compete covenant.

(5)	Includes options valued at the spread between their exercise price and the closing price for Class A common stock on the last business day of 2007, which was $14.76.

Director Compensation

     The following table sets forth the components of total compensation earned during 2007 by our non-management Directors.

	Fees Earned or	Stock		Option
	Paid in Cash	Awards		Awards		Total
Name (a)	($)(b)	($)(c)		($)(d)		($)(h)
Robert A. Bowman(1)	0	105,500	(2)	3,250	(3)	108,750
David Kenin(1)	59,000	37,500	(2)	0	(3)	96,500
Joseph Perkins(1)	50,000	37,500	(2)	0	(3)	87,500
Michel B. Solomon(1)	0	96,500	(2)	0	(3)	96,500
Lowell P. Weicker, Jr.(1)	63,500	37,500	(2)	0	(3)	101,000
____________________

(1)	We pay our non-management Directors a retainer at an annual rate of $75,000, payable in equal quarterly installments in arrears. In addition, we pay our Audit and Compensation Committee Chairs an annual fee of $12,000, payable in equal quarterly installments in arrears, and non-management Directors also receive a fee of $1,500 for each Board meeting that they attend in person and a fee of $500 for each Board meeting in which they participate by telephone. They receive a fee of $1,500 for each Committee meeting they attend, whether in person or telephonically. They only receive one meeting fee if multiple meetings occur on the same day. Fifty percent of a Director’s retainer is paid in shares of our Class A common stock and, at the election of the Director, the remaining 50% of such retainer, together with all chair and meeting fees, may be paid either in such shares or in cash. All Directors receive reimbursement of expenses incurred in connection with participation in our Board and Committee meetings. Management Directors do not receive additional compensation for their services as a Director.

(2)	Since there is no vesting period for the stock granted, grant date fair value and compensation expense under FAS 123R are the same amounts, which is the full closing price of such stock on the date of grant. See “Security Ownership of Certain Beneficial Owners and Management” for a description of the number of shares of our Common Stock owned by each of our Directors.

(3)	Represents the dollar amount recognized for financial reporting purposes under FAS 123R as a result of unvested options during the reported period. For disclosure on assumptions made in the valuation of these accruals, See “Note 13 -- Share Based Compensation” to our Consolidated Financial Statements. No options were granted to Directors in 2007. At December 31, 2007, the Directors had the following numbers of shares and options under awards from the Company: Mr. Bowman – 21,136 shares and 25,000 options; Mr. Kenin – 7,408 shares and 40,000 options; Mr. Perkins – 0 shares and 40,000 options; Mr. Solomon – 15,888 shares and no options; Gov. Weicker – 5,408 shares and 40,000 options.

Certain Relationships and Related Transactions

     As provided in its Charter, the Audit Committee is responsible for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable SEC regulations. While no written policies exist, the Audit Committee believes it will apply a standard of reasonable business practices to any such related party transactions.

     In August 2001, The Vincent K. McMahon Irrevocable Trust sold to Invemed Catalyst Fund, L.P. (“Invemed”) an aggregate of 1,886,793 shares of Common Stock and in connection with such sale, we entered into a registration rights agreement under which we registered all shares held by Invemed, will maintain such effectiveness until no longer needed and will pay certain expenses incident to the registration, excluding underwriting commissions, and will indemnify the stockholder against certain civil liabilities, including certain liabilities under the Securities Act.

     Shane McMahon is the son, and Stephanie McMahon Levesque and Paul Levesque are the daughter and son-in-law, of Vincent and Linda McMahon. Shane McMahon and Stephanie McMahon Levesque are executive officers of the Company whose total compensation in 2007, calculated in a manner consistent with the Total column (j) of the Summary Compensation Table, was approximately $708,229 and $677,125, respectively. Paul Levesque is a key performer for, and independent contractor of, the Company who receives talent pay and royalties, subject to a guaranteed minimum. We believe his pay is generally consistent with that of our other top stars. The employment of Shane McMahon and Stephanie McMahon Levesque predated the Company’s initial public offering in 1999 and the formation of the Audit Committee. The importance of Paul Levesque as one of the Company’s top superstars predated both the Company’s initial public offering and his marriage to Mrs. Levesque which resulted in his becoming a related party. The Audit Committee does not review the retention of these individuals each year nor does it approve the individual’s level of compensation. Instead, as to levels of Compensation, the Audit Committee relies on the approval procedures of the Compensation Committee in the case of Shane McMahon and Stephanie McMahon Levesque (who are employees of the Company). In the case of Paul Levesque (who is an independent contractor of the Company), his pay is set by a multi-year agreement that was last negotiated by the Company’s Chairman and Talent Relations Department prior to the Company’s transition to a calendar year in 2006. The Audit Committee believes that this oversight of employee and talent pay by the Compensation Committee and the Chairman/Talent Relations Department, respectively, is consistent with relevant expertise and good business practice.

     In June 2007, the Company’s Board of Directors determined not to renew four term life insurance policies covering Vincent K. McMahon due to their substantially increased premiums. One such policy lapsed. In December 2007, for personal estate planning purposes, trusts established by the McMahons purchased the three remaining life insurance policies, which had an aggregate face value of $40 million, for their then fair market value of $116,548.33.

     On February 21, 2008, the Company announced an increase in its quarterly dividend from $.24 to $.36 per share with respect to the Company’s Common Stock. The McMahon family and their trusts have entered into an agreement with the Company to waive the increased dividend for a period of three years with respect to their shares of Common Stock. Instead, they will continue to receive a quarterly cash dividend of $.24 per share with respect to all of their Company Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of March 14, 2008 by (1) each stockholder known by us to be the beneficial owner of more than five percent of either Class A common stock or Class B common stock; (2) each of the Directors and named executive officers; and (3) the Directors and executive officers as a group. Unless otherwise indicated, the address of each stockholder listed in the table below is 1241 East Main Street, Stamford, Connecticut 06902.

		Amount and Nature
		of Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership		% of Class
Class B(1)	Vincent K. McMahon	43,421,427	(2)	91.0
Class A	Invemed Catalyst Fund, L.P. (3)	2,582,773		10.6
	375 Park Avenue
	New York, NY 10152
Class A	Artisan Investment Corporation (4)	1,964,800		8.1
	875 East Wisconsin Ave., Ste 800
	Milwaukee, WI 53202
Class A	Renaissance Technologies Corp. (5)	1,948,400		8.0
	James H. Simons
	800 Third Avenue
	New York, NY 10022
Class B(1)	Shane B. McMahon	1,996,322	(6)	4.2
Class B(1)	Stephanie McMahon Levesque	1,965,231	(7)	4.1
Class A	Neuberger Berman, Inc. (8)	1,431,849		5.9
	Neuberger Berman, LLC
	605 Third Avenue
	New York, NY 10158
Class A	Clearbridge Advisors, LLC(9)	1,232,200		5.1
	Smith Barney Fund Management LLC
	399 Park Avenue
	New York, NY 10022
Class B(1)	Linda E. McMahon	566,770	(10)	1.2
Class A	Michael Sileck	67,220		*
Class A	Kevin Dunn	15,562	(11)	*
Class A	Frank G. Serpe	46,342	(11)	*
Class A	Donna Goldsmith	11,786	(11)	*
Class A	Robert A. Bowman	47,846	(12)	*
Class A	David Kenin	48,043	(12)	*
Class A	Joseph H. Perkins	40,635	(12)	*
Class A	Michael B. Solomon	49,895	(13)	*
Class A	Lowell P. Weicker, Jr.	46,243	(12)	*
Class A and Class B(14)	All Executive Officers and Directors as a
	Group (17 persons)	48,335,080	(15)	67.1
____________________

*	Less than one percent.

(1)	Class B common stock is fully convertible into Class A common stock, on a one-for-one basis, at any time at the option of the holder. The two classes are entitled to equal per share dividends and distributions and vote together as a class with each share of Class B entitled to ten votes and each share of Class A entitled to one vote, except when separate class voting is required by applicable law. If any shares of Class B common stock are beneficially owned by any person other than Vincent McMahon, Linda McMahon, any descendant of either of them, any entity which is wholly owned and is controlled by any combination of such persons or any trust, all the beneficiaries of which are any combination of such persons, each of those shares will automatically convert into shares of Class A common stock. Assuming hypothetically that all shares of Class B were converted into Class A, the only five percent stockholder would be Mr. McMahon, who would have the right to vote and dispose of 60 percent of the Class A common stock.

(2)	Excludes 566,670 shares of Class B common stock and 100 Shares of Class A common stock owned by Linda McMahon, set forth in the table opposite her name.

(3)	The general partner of Invemed Catalyst Fund, L.P. (the “Fund”) is Invemed Catalyst GenPar, LLC, a Delaware limited liability company (“Catalyst GenPar”). The managing members of Catalyst GenPar are Gladwyne Catalyst GenPar, LLC, a Delaware limited liability company (“Gladwyne GenPar”), and Invemed Securities, Inc., a New York corporation (“Invemed”). The business address of Gladwyne GenPar is 645 Fifth Avenue, New York, NY 10022. The members of Gladwyne GenPar are Michael B. Solomon, a United States citizen (“Solomon”), Suzanne M. Present, an Australian citizen (“Present”), and Kathryn Casoria, a United States citizen (“Casoria”). The ultimate controlling stockholder of Invemed is Kenneth G. Langone (“Langone”). The Fund has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Catalyst GenPar, as the general partner of the Fund, has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Each of Gladwyne GenPar and Invemed, as managing members of Catalyst GenPar, may be deemed to have shared voting and dispositive power of such securities. Each of Gladwyne GenPar, Invemed, Solomon, Present, Casoria and Langone disclaim beneficial ownership of such securities for all other purposes.

(4)	The amount shown is derived from a Schedule 13G, dated February 13, 2008, jointly filed on behalf of Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (“Artisan Corp.”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler. Artisan Corp. is the general partner of Artisan Partners, an investment adviser having shared voting and dispositive power over the shares. ZFIC is the sole stockholder of Artisan Corp. Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC.

(5)	The amount shown is derived from an Amendment No. 1 to Schedule 13G, dated February 12, 2008, jointly filed on behalf of Renaissance Technologies LLC (“RTC”) and James H. Simons. RTC is an investment adviser having sole voting and dispositive power over the shares. Mr. Simons is the control person of RTC.

(6)	Includes 20,777 shares of Class A common stock held by Mr. Shane McMahon, and an additional 112,812 shares of Class A common stock which may be purchased within 60 days through the exercise of options.

(7)	Includes 22,186 shares of Class A common stock held by Mrs. McMahon Levesque, and an additional 80,312 shares of Class A common stock which may be purchased within 60 days through the exercise of options.

(8)	The amount shown is derived from a Schedule 13G, dated February 12, 2008. Neuberger Berman, LLC, is a sub-adviser, and Neuberger Berman Management Inc. is investment manager, of Neuberger Berman’s various mutual funds, with shared dispositive, and in some instances, voting, rights over the shares.

(9)	The Beneficial Owner is a group of investment advisers with shared voting and dispositive powers. This information is derived from an Amendment No. 2 to Schedule 13G dated February 14, 2008.

(10)	Excludes 43,421,427 shares of Class B common stock beneficially owned by Vincent McMahon as set forth in the table opposite Mr. McMahon’s name. Includes 100 shares of Class A common stock owned by Mrs. McMahon.

(11)	Includes the following shares of Class A common stock which may be purchased within 60 days through the exercise of options: Mr. Dunn – 2,081 shares; Mr. Serpe – 24,582 shares; and Ms. Goldsmith 1,458 shares.

(12)	Includes shares of Class A common stock owned directly and the following shares which may be purchased within 60 days through the exercise of options: Mr. Bowman – 25,000 shares; Mr. Kenin – 40,000 shares; Mr. Perkins – 40,000 shares; and Gov. Weicker – 40,000 shares. In the case of Gov. Weicker, includes 200 shares owned by his wife.

(13)	Excludes 2,582,773 shares reported in the table as beneficially owned by the Fund. Mr. Solomon is the managing member of Gladwyne GenPar. As such, Mr. Solomon may be deemed to own the securities held by the Fund. Mr. Solomon disclaims beneficial ownership of such securities in excess of his pecuniary interest therein.

(14)	Assumes hypothetically that all shares of Class B common stock have been converted into Class A common stock.

(15)	Includes numbers for directors and named executive officers as set forth in this table and an aggregate of 2,125 shares owned by other executive officers and an additional 9,633 shares which may be purchased within 60 days through the exercise of options by such other executive officers.

PROPOSAL 2—APPROVAL AND ADOPTION OF THE 2007 OMNIBUS INCENTIVE PLAN

     The Company currently maintains the 1999 Long-Term Incentive Plan (the “LTIP”) which provides for stock-based awards to our eligible employees, directors and independent contractors. The Company also maintains a Management Incentive Bonus Plan which provides for annual cash bonuses provided certain performance targets are met (the “MIP”). The Board believes that these plans have been effective in attracting qualified employees, directors and consultants to the Company and in providing long-term and medium-term incentives and rewards to those individuals responsible for the Company’s growth and success. However, the MIP expires in April 2008, and the LTIP, although it is flexible in types of stock awards that are available and has numerous shares for grant still available, does not allow the Company to treat stock-based grants as performance based and therefore such awards are not tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Accordingly, the Board of Directors believes that it is timely to adopt and approve a new long-term incentive plan and, on July 20, 2007, subject to the stockholder approval requested hereby, the Board approved the 2007 Omnibus Incentive Plan (the “Incentive Plan”) which will permit the grant of performance and restricted stock units, restricted stock, stock options, incentive stock options, stock appreciation rights, and other stock-based and cash-based incentive awards. This will provide the Company a flexible and dynamic long-term incentive compensation structure and will allow for the tax deductibility by the Company of awards under Code Section 162(m). The Company currently awards only (i) performance stock units, which are generally subject to both performance and time vesting requirements; (ii) restricted stock units, which are generally subject to time vesting requirements; (iii) annual cash bonuses; and (iv) solely for independent directors, shares of Common Stock as a part of their directors’ fees under a formula plan. Stockholder approval of the Incentive Plan is desired because it is good corporate governance and is necessary to comply with Code Section 162(m) and the listing requirements of the New York Stock Exchange.

     Upon approval of the Incentive Plan by the Company’s stockholders, both the LTIP and the MIP will be frozen and no further grants or awards will be made under either such plan. However, these Plans will continue in effect after approval of the Incentive Plan for so long as and solely to the extent necessary to administer previously-granted awards that remain outstanding under such plans.

     The material features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan.

Administration

     The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the Incentive Plan to a subcommittee or (solely with respect to awards to participants who are not directors or executive officers) designated executive officers of the Company.

Types Of Awards

     Awards under the Incentive Plan may include performance stock units, restricted stock units, stock options, incentive stock options, stock appreciation rights (“SARs”), restricted and unrestricted shares and other stock-based and cash-based incentive awards.

     Performance and Restricted Units. The Committee may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of performance and restricted unit awards are determined by the Committee. This is the only type of award which has been made to employees to date under the Incentive Plan (these grants are subject to stockholder approval of the Incentive Plan as requested hereby).

     For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding paragraph may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

  Net revenues

  Operating income

  Income from continuing operations

  Net income

  Operating profit (earnings from continuing operations before interest and taxes)

  Earnings per share

  Cash flow

  EBITDA (earnings before interest, taxes, depreciation and amortization)

  Return on investment or working capital

  Return on stockholders’ equity

  Return on assets

  Stock price appreciation

  Total stockholder return and/or

  Economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)

     The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s business, as applicable.

     Restricted Shares. The Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. In addition, independent directors receive stock as a part of their directors’ fees under a formula plan.

     Cash-Based Awards. The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

  The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Committee to be subject to Section 162(m) of the Code (the “covered employees”).

  The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Performance and Restricted Units” above. Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

  In administering the incentive program and determining incentive awards, the Committee will have the flexibility to reduce the incentive amount indicated by a covered executive’s attainment of the performance target under the applicable payment schedule.

  The cash incentive compensation feature of the Incentive Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

     Stock Options. The Committee may grant to a participant options to purchase Company Common Stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination of these two types of option. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

     The exercise price for stock options will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s Common Stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. On March 14, 2008, the closing price of the Common Stock on the New York Stock Exchange was $18.16.

     Stock options must be exercised within a period fixed by the Committee, and in the case of incentive stock options, the exercise period may not exceed ten years. The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

     At the Committee’s discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, shares of the Company’s Common Stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise).

     Stock Appreciation Rights. The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s Common Stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Company’s Common Stock or in any other form of consideration acceptable to the Committee so long as any such non-cash payment is specified on the date of grant. SARs must be exercised within a period fixed by the Committee.

     Other Stock-Based Awards. The Committee may grant other equity-based or equity-related awards, referred to as “other stock-based awards.” The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in Common Stock or cash, as determined by the Committee.

     Dividend Equivalents. The Committee may provide for the payment or accrual of dividends or dividend equivalents with respect to any stock-based awards under the Incentive Plan.

     Other Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Committee.

     Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Performance and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Eligibility and Limitation on Awards

     The Committee may grant awards to any employee, director, consultant or independent contractor providing services to the Company or its affiliates. It is presently contemplated that approximately 120 persons will be eligible to receive awards.

     The maximum awards that can be granted under the Incentive Plan to a single participant in any period of five consecutive calendar years will be 1,000,000 shares of Common Stock in the form of restricted shares, restricted units, performance unit options, SARs or other share-based awards. The maximum cash-based awards to any executive officer of the Company who is determined to be a “covered employee” under Section 162(m) of the Code is four percent (4%) of the EBITDA of the Company, and for any other participant is three percent (3%) of EBITDA. The maximum aggregate cash-based awards to all participants in respect of any fiscal year is twenty percent (20%) of EBITDA. For longer-term cash-based awards that are performance based for purposes of Section 162(m) of the Code, the maximum award to any participant is $4 million in any fiscal year.

Awards Granted Under the Incentive Plan

     As of the date hereof, an aggregate of 1,111,080 stock based awards have been granted under the Incentive Plan to employees, in each case subject to stockholder approval as requested hereby and vesting and performance requirements. For information on the stock based and cash based awards made to date to the Company’s named executive officers, see “Executive Compensation – Grants of Plan Based Awards”; “ -- Compensation Discussion and Analysis”; and “ -- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” The aggregate value for the executive group (12 employees) and non-executive officers (100 employees) is 386,800 share units (calculated at the actual number of stock awards made in 2007 taking into consideration the level at which the Company exceeded its performance target and the target number for grants made in 2008) with a dollar value of $7,024,288 and 724,280 share units with a dollar value of $13,152,925, respectively, based on the closing price of $18.16 on March 14, 2008. In respect of 2008, the potential aggregate cash-based award payments at the target level for the executive group is $2,193,830 and for the non-executive group, is $4,373,650. Non-management directors have not participated to date, although after stockholder approval, the stock portion of their retainer (a formula plan) will be issued under the Incentive Plan. The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable. As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of awards to be received by a person or group, although over the past several years all executive officers other than members of the McMahon family have been considered for participation in stock based awards, and all executive officers other than Vincent and Linda McMahon have been considered for participation in annual cash-based awards.

Shares Subject to the Incentive Plan

     An aggregate of 5,000,000 shares of the Company’s Common Stock, less (x) the 95,268 net shares granted under the LTIP between July 20, 2007 (the date the Omnibus Incentive Plan was approved by the Company’s Board), and the date hereof, and (y) any other shares that may be granted under the LTIP between the date hereof and May 9, 2007, the date stockholders are expected to approve the Incentive Plan, is reserved for issuance and available for awards under the Incentive Plan.

     With respect to awards made under the Incentive Plan, shares of Common Stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan. Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of Common Stock. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Anti-Dilution Protection

     In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Incentive Plan; the number of shares of Common Stock subject to, and the exercise price of, an outstanding award; and the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

     The Board of Directors may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Incentive Plan without the consent of the recipient. No awards may be made under the Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Federal Income Tax Consequences

     The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

     Restricted and Performance Stock Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable performance and vesting restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount. To the extent dividends have accrued on these units, the participant will also recognize ordinary taxable income, and the Company will have a deduction in the amount of, the fair market value of such additional units upon the lapse of restrictions and issuance of the earned shares. For Common Stock awarded to independent directors as a part of their directors’ fees under the Company’s formula plan, ordinary income is recognized in the amount of, and the Company has a deduction in the amount of, the fair market value of such shares on the date of the award.

     Restricted Shares. To date, the Company has not issued restricted stock. If it were to do so, a participant would not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

     Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

     Nonqualified Stock Options. While the Company is not currently granting stock options, it did so prior to 2005 and, if it were to begin the practice again, a participant granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant would recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally would be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant would recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis would include the amount previously recognized by the participant as ordinary income.

     Incentive Stock Options. To date the Company has not issued incentive stock options. A person granted incentive stock options would not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the employee would recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company would not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements were not met, any gain realized upon disposition would be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company would be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the employee. Any additional gain would be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

     The excess of the fair market value of the shares on the date of exercise over the option price would, however, be includable in the option holder’s income for alternative minimum tax purposes.

     Stock Appreciation Rights. To date, the Company has not issued stock appreciation rights. If it were to do so, a participant granted stock appreciation rights would normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant would recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company would be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Effective Date

     The Incentive Plan was approved by the Board of Directors to be effective July 20, 2007, subject to approval by the stockholders of the Company. If not approved by the stockholders, awards made under the Incentive Plan will cease to be effective. If and when the Incentive Plan is approved by stockholders, the LTIP and MIP will be frozen and no further awards will be made under those plans. However, shares of Common Stock subject to outstanding awards granted under the LTIP prior to the stockholder approval of the Incentive Plan will remain available for issuance under such plan and the LTIP and MIP will remain in effect to the extent necessary to administer all previously-granted awards.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Board of Directors has recommended that the stockholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008. Deloitte & Touche LLP has audited our consolidated financial statements since 1984. Although ratification of this selection is not legally required, the Board of Directors believes that it is appropriate for the stockholders to ratify such action as a matter of good corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider their appointment as our independent registered public accounting firm. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

Independent Auditors Fees

     The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of our financial statements for calendar 2007, the eight-month fiscal period ended December 31, 2006 (“Transition 2006”), and the fiscal year ended April 30, 2006, and fees for other services rendered by Deloitte & Touche during those periods.

			Fiscal Year Ended
	Calendar	Transition	April 30,
	2007	2006	2006
Audit Fees (a)	$1,095,120	$964,047	$930,322
Audit-Related Fees (b)	35,300	45,899	25,046
Tax Fees (c)	98,922	137,625	119,138
All Other Fees (d)	—	—	—
Total	$1,229,342	$1,147,571	$1,074,506
____________________

(a)	Fees for audit services consisted of the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, statutory audits, United Kingdom audits and other services related to SEC matters including fees related to attestation of management’s assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Fees for audit-related services consisted of the audit of the Company’s employee benefit plans and, in Transition 2006, fees for performing agreed upon procedures relating to film production expenditures for purposes of international tax credits.

(c)	Tax fees consisted of fees for tax planning and advice services. Tax planning and advice are services rendered with respect to proposed and prior year transactions. Such services consisted primarily of assistance with Federal and state tax audits,refund claims and appeals.

(d)	No other services were rendered by Deloitte and Touche during calendar 2007, Transition 2006 or fiscal 2006.

     The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte & Touche. In general, the provision of such services must be compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee annually reviews and pre-approves services on a list of generally pre-approved services, subject to projected dollar fees, and the Committee is updated from time to time at regularly scheduled meetings as to the actual fees vis-à-vis these projections. All of the services provided by Deloitte & Touche in the table above were pre-approved by the Audit Committee. If additional services are identified throughout the year, they are taken to the Audit Committee’s chair for pre-approval. The Audit Committee chair is designated to pre-approve them, reporting such pre-approval to the entire Audit Committee at its next meeting, unless such services have projected fees in excess of $25,000 in which case they are to be pre-approved by the entire Audit Committee.

Audit Committee Report

     The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange and applicable regulations of the SEC. The Audit Committee operates pursuant to a charter, a copy of which is available on the Company’s website (corporate.wwe.com/documents/ audit_committee_charter.pdf). Upon written request to the Corporate Secretary, we will provide each stockholder without charge a copy of our Audit Committee charter.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.

     Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this Report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

     While the members of the Audit Committee meet the independence, financial experience and other qualification requirements of the New York Stock Exchange and applicable securities laws, they are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Deloitte and Touche LLP is in fact independent.

The Audit Committee
Robert A. Bowman, Chairman
David Kenin
Michael B. Solomon

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     Stockholder proposals for inclusion in our proxy materials for at our 2009 Annual Meeting must be received at the Company’s principal executive offices, 1241 East Main Street, Stamford, CT 06902 Attn: Corporate Secretary on or before December 4, 2008. Under our By-laws, any stockholder proposal received after that date will be considered timely for purposes of the 2009 Annual Meeting only if the stockholder provides our Secretary notice of the proposal no earlier than February 6, 2009, and not later than March 10, 2009; provided that if the 2009 Annual Meeting is held on or before April 24, 2009, our Secretary must receive a stockholder’s notice no later than the close of business on the fifth business day following the day on which we make a public announcement of the meeting date.

“HOUSEHOLDING” OF PROXY MATERIALS

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to World Wrestling Entertainment, Inc., 1241 East Main Street, Stamford, CT 06902, Attn: Corporate Secretary or by telephoning a request to our Corporate Secretary at (203) 352-8600.

OTHER MATTERS

     The Board of Directors knows of no other matters to present at the Annual Meeting. If any other matter is properly brought before the meeting, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment. A copy of the 2007 Annual Report is being sent to stockholders with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2007 is available on our website at corporate.wwe.com/investors/documents/200710-KFinal.pdf. We will mail a copy of the Form 10-K to each record and beneficial owner of our securities without charge upon written request to us at 1241 East Main Street, Stamford, CT 06902; Attention: Corporate Secretary. To save costs and paper further, electronic delivery of stockholder materials is available. To register for electronic delivery for future mailings, you can go to proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS,

Edward L. Kaufman
Executive Vice President, General Counsel
and Secretary

WORLD WRESTLING ENTERTAINMENT, INC.

2007 OMNIBUS INCENTIVE PLAN

WORLD WRESTLING ENTERTAINMENT, INC.

2007 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

     1.01. Purpose. The purpose of the World Wrestling Entertainment, Inc. 2007 Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries, to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

     1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of July 20, 2007, subject to the approval of the stockholders of the Company. While Awards may be made hereunder prior to the approval of stockholders, all such Awards remain subject to stockholder approval and no payments may be made pursuant to Awards, nor Awards exercised, nor unrestricted shares of Class A Common Stock granted hereunder, unless and until this Plan is approved by the Company’s stockholders. Upon approval by the Company’s stockholders of this Plan, each of the Company’s 1999 Long-Term Incentive Plan (the “LTIP”) and the Company’s Management Incentive Bonus Plan shall terminate; provided, that in accordance with such plans, such termination shall not affect in any fashion any awards that have been made thereunder prior to the termination of such plans. This Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.

ARTICLE II

DEFINITIONS

     For the purpose of this Plan, capitalized terms shall have the following meanings:

     2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

     2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2

     2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

     2.05. Board means the Board of Directors of the Company.

     2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

          (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 30% of the Company Voting Securities unless such acquisition has been approved by the Board;

          (b) Any change has occurred to the Board within a 24-month period that causes more than fifty percent (50%) of the Board to consist of persons other than (i) persons who were members of the Board at the beginning of such 24-month period and (ii) persons who were nominated for election as members of the Board at a time when more than fifty percent (50%) of the Board consisted of persons who were members of the Board at the beginning of such 24-month period; provided, however, that any person nominated for election by a Board at least more than fifty percent (50%) of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

          (c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

3

          (d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale, following such sale, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

          (e) the consummation of a complete liquidation or dissolution of the Company.

     2.07. Class A Common Stock means the Class A common stock of the Company, with a par value of $0.01 per share.

     2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     2.09. Committee means the Compensation Committee of the Board.

     2.10. Company means World Wrestling Entertainment, Inc., a Delaware corporation, and its successors.

     2.11. Common Stock means the Class A common stock of the Company and Class B common stock of the Company, each with a par value of $0.01 per share.

     2.12. Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

     2.13. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

     2.14. Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Class A Common Stock subject to such Awards had such shares been outstanding shares of Class A Common Stock.

     2.15 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.16. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

     2.17. Fair Market Value means, on any date, (i) the closing sale price of a share of Class A Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies (or other established stock exchange on which the Class A Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

4

     2.18. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

     2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

     2.20. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

     2.21. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

     2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

     2.24. Performance Awards means Awards granted in accordance with Article VIII.

     2.25. Performance Goals means any one or more of the following as chosen by the Committee for a particular Award: net revenues, operating income, income from continuing operations, net income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), return on investment or working capital, return on stockholders' equity, return on assets, stock price appreciation, total stockholder return and/or economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), any one of which may be measured with respect to the Company or any one or more of its Subsidiaries or divisions and either in absolute terms or as compared to another company or companies. The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s business, as applicable. With respect to any Award intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, these Performance Goals will be established by the Committee during the time periods required, and determined to be met or not met by written certification by the Committee (which may be in minutes of meetings), all to extent required by Section 162(m) of the Code.

     2.26. Plan has the meaning given to such term in Section 1.01.

     2.27. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

     2.28. Restricted Shares means Class A Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

5

     2.29. Restricted Stock Unit means a unit representing the right to receive Class A Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

     2.30. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

     2.31. Stock Appreciation Rights means awards granted in accordance with Article VI.

     2.32 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

     2.33. Termination of Service means the voluntary or involuntary termination of a Participant's service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

     3.01. Committee.

          (a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or, solely with respect to grants to Participants who are not directors or executive officers, designated executive officers of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated executive officers under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, the rules and regulations of the NYSE (or such other principal securities market on which the shares are traded), and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

6

          (b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

     4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 5,000,000 shares less the number of shares, if any, used under the LTIP between the date hereof and the date the LTIP terminates in accordance with Section 1.02 hereof. No more than 5,000,000 shares of Class A Common Stock may be issued under the Plan as Incentive Stock Options. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. Any Awards granted in substitution for outstanding awards of an acquired company shall not count toward the maximum number of Awards provided for in the first sentence of this Section 4.01 herein. The shares to be offered under the Plan shall be authorized and unissued Class A Common Stock, or issued Class A Common Stock that shall have been reacquired by the Company.

     4.02. Shares Subject to Terminated Awards. Class A Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Class A Common Stock forfeited as provided in Section 7.02(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Class A Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Class A Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Class A Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Class A Common Stock available for the grant of Awards hereunder.

7

ARTICLE V

PARTICIPATION

     5.01. Eligible Participants; Limitations on Grants. Participants in the Plan shall be such employees, directors, consultants and independent contractors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, no Participant shall be granted (i) Awards under this Plan in respect of more than 1,000,000 shares of Class A Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) over any period of five consecutive calendar years; or (ii) cash-based Awards under Article X hereof of more than as follows: (x) to any executive officer of the Company or its subsidiaries who is determined to be a “covered employee” as defined under or otherwise interpreted in compliance with Section 162(m) of the Code. four percent (4%) of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Company and its subsidiaries on a consolidated basis and determined in accordance with generally accepted accounting principles and otherwise subject to such rules and restrictions as determined by the Committee; (y) for any other participant three percent (3%) of EBITDA; and (z) a maximum aggregate to all Participants in respect of any fiscal year of twenty percent (20%) of EBITDA; or (iii) cash-based Awards under Article VIII requiring payments in excess of $4 million in any fiscal year.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      6.01. Option Awards.

            (a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Class A Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

            (b) Purchase Price of Options. The Purchase Price of each share of Class A Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

8

          (c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

          (d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

          (e) Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Class A Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Class A Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

     6.02. Stock Appreciation Rights.

          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Class A Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Class A Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price of any Stock Appreciation Right be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Class A Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

9

            (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Class A Common Stock, or (iii) in any combination of cash and Class A Common Stock. In the event that all or a portion of the payment is made in Class A Common Stock, the number of shares of Class A Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Class A Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Class A Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

      6.03. Terms of Stock Options and Stock Appreciation Rights.

            (a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

            (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

            (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

            (ii) Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement or, in the absence of such provisions, as provided in Section 6.03(d) below; or

            (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

            (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

          (c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to accelerate or extend the time period for the exercise of an Option or Stock Appreciation Right.

          (d) Exercise of Options or Stock Appreciation Rights Upon Termination of Service.

            (i) Extraordinary Termination. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of Grant, in the event of a Participant’s Termination of Service (A) by reason of the Participant’s death or permanent disability, or (B) only in the case of employees, following attainment of age 55 with at least fifteen years of service with the Company and/or its affiliates (each an “Extraordinary Termination”), any Options or Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable until the expiration of the term of the Option or Stock Appreciation Right. Any Options held by the Participant that are not exercisable at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Options or Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

10

          (ii) Termination By Company Without Cause. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of Grant, in the event of a Participant’s Termination of Service by the Company without cause (as determined by the Committee in its sole discretion), any Options or Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Participant’s Termination of Service or (B) the expiration of the term of the Option or Stock Appreciation Right unless the exercise period is extended by the Committee in accordance with Section 6.03(c). Any Options held by the Participant that are not exercisable at the date of the Participant’s Termination of Service shall terminate and be cancelled immediately upon such Termination of Service, and any Options of Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

          (iii) Other Termination of Service. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at or after the Date of Grant, in the event of a Participant’s Termination of Service for any reason other than one described in subsections (i) or (ii) of this Section 6.03(d), any Options or Stock Appreciation Rights held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of five (5) business days (or, if shorter, during the remaining term of the Options or Stock Appreciation Rights), unless the exercise period is extended by the Committee in accordance with Section 6.03(c). Any Options or Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Participant’s Termination of Service shall terminate and be cancelled immediately upon such termination, and any Options or Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

          (e) Change of Exercise Price or Purchase Price. No reduction of the Exercise Price for Stock Appreciation Rights, or Purchase Price for Options, may be made by the Committee except (i) as provided in 11.07 or (ii) as may be approved by the Company’s stockholders.

11

     6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Class A Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Class A Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Class A Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Class A Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Class A Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Class A Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Class A Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

     6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any of the following triggering events (the “Second Trigger Events”) occur: (x) the Employee’s employment is terminated by the Company without cause (as determined by the Committee in its sole discretion); or (y) the Employee terminates his or her employment as a result of: (i) a decrease in base salary; (ii) a change in responsibility or reporting structure; or (iii) a change in employment to a location more than twenty-five miles from the place of employment at the time of the Change in Control; then in each case, all Options and Stock Appreciation Rights remaining outstanding on the date of the Second Trigger Event shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

     7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Class A Common Stock (or such number of shares as may be determined by a specified formula) issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Class A Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Class A Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Class A Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals and shall otherwise be considered to be Performance Awards as provided in Article VIII. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

12

     7.02 Restricted Shares.

          (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Class A Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Class A Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

          (b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that (i) any Class A Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a); and (ii) the Committee in connection with any Grant of a Restricted Stock Award may require that all cash dividends or other distributions thereon payable other than in additional shares of Class A Common Stock (which are covered by clause (i) above) shall be held in escrow and released only upon vesting of the Restricted Stock Award, with any such dividends or distributions subject to forfeiture in accordance with the provisions of Section 7.02(e) in the event the underlying Restricted Stock does not vest.

13

            (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

            (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, the appropriate number of shares of Class A Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

            (e) Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

            (f) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

      7.03. Restricted Stock Units.

            (a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Class A Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Class A Common Stock shall be determined on the basis of the Fair Market Value of the Class A Common Stock on the date any such payment is processed. As to shares of Class A Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the Grant Date.

14

          (b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Class A Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Class A Common Stock covered by such Award of Restricted Stock Units.

          (c) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

          (d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Code Section 409A.

     7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any Second Trigger Event occurs all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards remaining on the date of the Second Trigger Event shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Class A Common Stock equal to the full number of shares subject to each such Award or payment in accordance with Section 7.03(a) but, in the case of a performance-based or other contingent Award such issuance of shares or payment shall be at the “target” level for each such Award. The provisions of this Section 7.04 shall not be applicable to any Restricted Share Award granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Class A Common Stock or Company Voting Securities.

ARTICLE VIII

PERFORMANCE AWARDS

     8.01. Performance Awards.

          (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Class A Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

15

          (b) Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

          (c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant (but in any event within such period as is necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code in the case of Awards designed to meet the requirements of Section 162(m) of the Code), shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

          (d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash, shares of Class A Common Stock, or a combination of cash and Class A Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

     8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

     8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any Second Trigger Event occurs then in each case, all Performance Awards shall become fully vested at the “target” levels for such Award simultaneously with the Second Trigger Event and shall be paid to Participants in accordance with Section 8.01(d), within 30 days after such Second Trigger Event. The provisions of this Section 8.03 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

16

ARTICLE IX

OTHER STOCK-BASED AWARDS

     9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Class A Common Stock (including, without limitation, any Awards under a formula plan for non-management directors), or Awards valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Class A Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award (other than an Award of Class A Common Stock that is made without restrictions) shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

     9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

          (a) Any Class A Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Class A Common Stock or other securities covered by the Award; and

          (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

     10.01. Eligibility. Employees of the Company who are from time to time determined by the Committee to be eligible to receive short-term cash incentive awards under this Article X including, without limitation, “covered employees” for purposes of Section 162(m) of the Code.

17

     10.02. Awards.

          (a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

          (b) Amounts of Awards. In conjunction with the establishment of performance targets for a year or such other short-term performance period established by the Committee, the Committee shall adopt a formula for computing amounts payable under the Plan to Participants (if and to the extent that the performance targets are attained) which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. To the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

          (c) Payment of Awards. Awards will be payable to Participants in cash each year as soon as administratively practicable after written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period. With respect to Committee certification, minutes of the meeting in which the certification is made shall be treated as written certification.

          (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

          (e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

          (f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

          (g) Active Employment Requirement. Except as provided below, awards under this Article X shall be paid only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the period for which the Award is made and who is employed by the Company on the date the Award is paid. To the extent consistent with the deductibility of Awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Award to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Article X during the period for which the Award is made, or whose employment is terminated during such period because of the Participant’s retirement, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of a Bonus Period, an Award may be pro rated based on the period of employment during the Award period.

18

          (h) Payments in Certain Circumstances. In the event of the Participant’s incompetency, the Company in its sole discretion may pay any Award to the Participant’s guardian or directly to the Participant. In the event of the Participant’s death, any Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Article X shall operate as a complete discharge of the Committee and the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

     11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.

     11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     11.03. Modification of Award After Grant. Subject to Sections 11.18 and 11.19, after the Date of Grant, no Award may be modified (including any modification dictated by Section 11.07) unless such modification does not materially decrease the value of the Award except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

     11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

19

     11.05. Taxes. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

          (a) If allowed by the Committee in the Award agreement or otherwise allowed by the Committee, the Participant shall have the right to elect to meet his or her minimum withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Class A Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

          (b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Class A Common Stock to meet tax withholding obligations.

     11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan and/or a cash payment in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution for equity with a lower effective exercise price or for a cash payment shall be permitted without the approval of the Company’s stockholders.

     11.07. Adjustments to Reflect Capital Changes.

          (a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Class A Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Class A Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Class A Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

20

          (b) Merger. In addition to any protection afforded a Participant pursuant to any applicable provision relating to a Change in Control under this Plan, after any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Class A Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Sections 11.03 and 11.15, (in relation to any protective afforded a Participant pursuant to any applicable provision relating to a change in Control under this Plan) in the event of a Merger in which the Company is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which shall provide for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.

          (c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

     11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

     11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

21

     11.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

     11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     11.15. Amendment and Termination.

          (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. Any amendment to Sections 6.03 or 11.06 relating to repricings and replacements of Awards hereof shall require stockholder approval.

          (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan.

          (c) No Change to Awards. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

     11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

22

     11.17. Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

           (a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Class A Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Class A Common Stock then covered by the related Award if such shares of Class A Common Stock had been owned of record by the Participant on such record date.

           (b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

     11.18 Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

     11.19 Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Class A Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Class A Common Stock is listed, and (iii) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

23

     11.20 Restrictions on Transfer. Regardless of whether the offering and sale of Class A Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Class A Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

     11.21 Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

24

PROXY/VOTING INSTRUCTION CARD

WORLD WRESTLING ENTERTAINMENT, INC.

ANNUAL MEETING TO BE HELD ON MAY 9, 2008 AT 10:00 A.M.

FOR HOLDERS AS OF MARCH 14, 2008

This proxy is solicited on behalf of the Board of Directors

By signing this card, I (we) hereby authorize MICHAEL SILECK and EDWARD L. KAUFMAN, or either of them each with full power to appoint his substitute, to vote as Proxy for me at the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc. to be held at The Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901 on Friday, May 9, 2008 at 10:00 a.m. Eastern Time, or any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. By signing this card, I (we) instruct the proxies to vote as the Board of Directors recommends where I (we) do not specify a choice.

Comments :

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be dated and signed on the reverse side)

WORLD WRESTLING ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 1241 EAST MAIN STREET STAMFORD, CT 06902

VOTE BY INTERNET - proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE
SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by World Wrestling Entertainment, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to World Wrestling Entertainment, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WWENT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORLD WRESTLING ENTERTAINMENT

Vote On Directors

1.	The Board of Directors recommends a vote for election of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

	01) Vincent K. McMahon	05) Joseph Perkins
	02) Linda E. McMahon	06) Michael B. Solomon	☐	☐	☐
	03) Robert A. Bowman	07) Lowell P. Weicker, Jr.
	04) David Kenin	08) Michael Sileck

Vote On Proposals		For	Against	Abstain

1.	Approval of 2007 Omnibus Incentive Plan	☐	☐	☐

2.	Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For comments, please check this box and write them on the back where indicated			☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date